Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CITY LANGUAGE EXCHANGE INCORPORATED", CHANGING ITS NAME FROM "CITY LANGUAGE EXCHANGE INCORPORATED" TO "GAME TRADING TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF FEBRUARY, A.D. 2010, AT 10:22 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE SUSSEX COUNTY RECORDER OF DEEDS.


SECRETARY'S OFFICE
DELAWARE

Jeffrey W. Bullock, Secretary of State

4211870 8100

100204281

AUTHENTICATION: 7834655

DATE: 02-25-10

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:22 AM 02/25/2010
FILED 10:22 AM 02/25/2010
SRV 100204281 - 4211870 FILE

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CITY LANGUAGE EXCHANGE INCORPORATED

(a Delaware Corporation)

The undersigned, Jonathan White, hereby certifies that:

1. He is the President, Chief Executive Officer and Chief Financial Officer of City Language Exchange Incorporated, a Delaware corporation (the "Corporation"), and is duly authorized by the written consent of the Board of Directors of the Corporation to execute this instrument.

2. This Certificate of Amendment of the Certificate of Incorporation was duly approved by the Corporation's Board of Directors, in accordance with the applicable provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, and duly adopted by written consent of the holder of a majority of the outstanding shares of common stock of the Corporation, in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

3. The first paragraph of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

"The name of this Corporation is GAME TRADING TECHNOLOGIES, INC."

4. This amendment shall take effect on February 25, 2010.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed this 24th day of February 2010.

CITY LANGUAGE EXCHANGE
INCORPORATED

By: ____________________
Jonathan White
President, Chief Executive Officer and
Chief Financial Officer